EXHIBIT 10(a)

CTS CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT is made as of the __________ (the "Grant Date") between CTS CORPORATION, an Indiana corporation (the "Company"), and __________ (the "Grantee").

1.
Grant. Subject to the terms set forth in this Agreement and in the Company's 2018 Equity and Incentive Compensation Plan (the "Plan"), the Company hereby grants to the Grantee __________ Restricted Stock Units (the “Award”). Except as expressly provided herein, capitalized terms used herein shall have the meaning ascribed to such terms under the Plan.

It is intended that this Agreement and its administration comply with the provisions of Section 409A of the Code (as defined below). Accordingly, notwithstanding any provision in this Agreement or in the Plan to the contrary, this Agreement and the Plan will be interpreted, applied and amended, to the minimum extent necessary to comply with Section 409A of the Code, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code. As used herein, “Code” means the Internal Revenue Code of 1986 as amended from time to time, and any interpretations thereof issued by the U.S. Treasury Department on which the Company is permitted to rely.

2. Vesting and Settlement of Restricted Stock Units. The Award shall vest and become non-forfeitable in installments equal to thirty-three and thirty-three tenths of a percent (33.33%) multiplied by the initial number of Restricted Stock Units specified in Section 1 of this Agreement on __________; thirty-three and thirty-four tenths of a percent (33.34%) multiplied by the initial number of Restricted Stock Units specified in Section 1 of this Agreement on __________; and thirty-three and thirty-three tenths of a percent (33.33%) multiplied by the initial number of Restricted Stock Units specified in Section 1 of this Agreement on __________. Each specified date shall be a "Vesting Date," provided that the Grantee remains in the continuous employ of the Company and is an employee of the Company on the Vesting Date.

Restricted Stock Units shall be settled on the basis of one Share for each vested Restricted Stock Unit. The Company shall distribute to the Grantee on each Vesting Date, or as soon thereafter as practicable, but in no event later than March 15th of the year following the year in which the applicable Vesting Date occurs, one Share for each Restricted Stock Unit vesting as of the Vesting Date (each such date of distribution, a "Settlement Date"). The Company’s obligations to the Grantee with respect to vested Restricted Stock Units will be satisfied in full upon the distribution of one Share for each Restricted Stock Unit. On the Settlement Date(s), the Company shall credit the number of Shares to be distributed to the Grantee as of that Settlement Date to a book-entry account in the name of the Grantee held by the Company’s transfer agent. In no event may any Settlement Date be accelerated except in accordance with Section 409A of the Code.

Notwithstanding anything to the contrary in this Agreement, upon the first to occur of the following events all Restricted Stock Units granted hereunder shall vest and become nonforfeitable and Shares shall be distributed to the Grantee, estate, guardian or designated beneficiary of the Grantee as the case may be, in settlement of Restricted Stock Units as soon as reasonably practicable, but in no event later than 30 days after the occurrence of such event, and such date(s) of distribution shall be deemed to be the Settlement Date(s):

(a) Grantee’s becoming disabled, as defined by Section 409A of the Code;

(b) Grantee’s death;

(c) the termination of the Grantee's employment either (i) without Cause (as defined in Section 1(c) of any applicable Change in Control Severance Agreement between the Company and the Grantee for any Grantee subject to such an agreement or as defined below for such other Grantees), or (ii) for a reason consistent with the constructive termination provisions of Section 3(b) and Subsections (b)(i) through (b)(vi) (but not Subsection (b)(vii)) of any applicable Change in Control Severance Agreement between the Company and the Grantee for any Grantee subject to such an agreement), provided, that any such termination must occur with 24 months following a Change in Control; or

(d) the occurrence of a Change in Control, if the successor or surviving company does not assume, substitute, or continue the Award on substantially similar terms or with substantially equivalent benefits (as determined by the Committee prior to the Change in Control) or if the stock of the successor or surviving company is not listed on the New York Stock Exchange or the NASDAQ Stock Market.

Unless the Compensation[ and Talent] Committee of the Company’s Board of Directors (the “Committee”) determines otherwise in its sole discretion, if the Grantee’s employment with the Company terminates for any reason not specified above, all Restricted Stock Units granted hereunder which have not vested as of the date of such termination of employment shall be permanently forfeited on such termination date.

As used herein: “Cause” means that the Grantee’s employment is terminated because he or she: (i) has been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with the Company or any Affiliate; (ii) has intentionally and wrongfully damaged property of the Company or any Affiliate; or (iii) has intentionally and wrongfully disclosed secret processes, trade secrets or confidential information of the Company or any Affiliate; provided, that any such act has been demonstrably and materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of the Grantee will be deemed to be “intentional” if it was due primarily to an error in judgment or negligence, and will be deemed to be “intentional” only if done or omitted to be done by the Grantee not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

3. Tax Withholding. The Company shall have the right to deduct from any compensation due the Grantee from the Company any federal, state, local or foreign taxes required by the law of any jurisdiction to be withheld in connection with the grant of Restricted Stock Units, the issuance of Shares or the vesting of Restricted Stock Units pursuant to this Agreement. The Company shall retain Shares otherwise deliverable on the Settlement Date in an amount sufficient to satisfy the amount of tax required to be withheld provided that such amounts shall not exceed the statutorily required maximum withholding. The determination of the number of Shares retained for this purpose shall be based on the Fair Market Value of the Shares. Tax withholding shall be calculated based on the Fair Market Value of the Shares on the Vesting Date. In the event that the retention of Shares to satisfy withholding taxes would otherwise result in the delivery of a fractional Share, the Company will round up to the next whole Share and apply the value of the fractional Share to the recipient's tax obligations or, in the alternative, the Company may make such other arrangements to avoid the issuance of a fractional Share as may be permitted by law. No Shares shall be transferred to the Grantee hereunder until such time as all applicable withholding taxes have been satisfied. The Company will not retain Shares as described herein unless tax withholding applies under the laws of the local jurisdiction. To the extent that the amounts payable to the Grantee are insufficient for such withholding, it shall be a condition to the issuance of Shares or the grant or vesting of the Restricted Stock Units, as the case may be, that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

4. Rights Not Conferred. The Grantee shall have none of the rights of a stockholder with respect to the Restricted Stock Units, including the right to receive dividends or vote stock. Until distribution, the Company’s obligation will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held as collateral security for the obligations of the Company hereunder, and all assets of the Company will be subject to the claims of the Company creditor. Nothing contained in the Plan or in this Agreement shall confer upon the Grantee any right with respect to continued employment by the Company or any subsidiary thereof or interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

5. Agreement Not Assignable. This Agreement and the Restricted Stock Units awarded hereunder are not transferable or assignable by the Grantee; provided that no provision herein shall prevent the distribution of shares to the Grantee’s estate or designated beneficiary as provided in Section 2.

6. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or corporate transaction or event having an effect similar to the foregoing, the Committee shall adjust the Award, as provided by the Plan.

7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

8. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment to the Plan or the Agreement shall adversely affect the value or number of the Grantee’s Restricted Stock Units without the Grantee’s written consent, except to the extent necessary to comply with the provisions of Section 409A of the Code.

9. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

10. Effect on Other Employee Benefit Plans. The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salary or other similar terms used when calculating the Grantee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.

11. Severability. If any provision of the Plan or this Agreement is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or award hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or award, such provision shall be stricken as to such jurisdiction or award, and the remainder of the Plan or Agreement shall be in full force and effect.

12. Construction. The Restricted Stock Units granted hereunder are being issued pursuant to the Plan and are subject to the terms of the Plan. A copy of the Plan has been given to the Grantee, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

13. Data Protection. By signing below, the Grantee expressly consents to the transfer and use of personal data by the Company and its agents in connection with the administration of this Award.

14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

_____________________________________

Grantee: __________

CTS CORPORATION

By: __________________________________

[NAME]

[TITLE]

By: ______________________________________

[NAME]

[TITLE]